CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 540 and Amendment No. 543 to the Registration Statement on Form N-1A of EA Series Trust for Astoria US Equal Weight Quality Kings ETF, Astoria International Quality Growth Kings ETF, Astoria US Quality Growth Kings ETF, Astoria US Small Cap Quality Growth Kings ETF and EA Astoria Dynamic Core US Fixed Income ETF (formerly, Astoria Dynamic Core US Fixed Income ETF) and to the use of our report dated July 28, 2025 on the financial statements and financial highlights of Astoria US Equal Weight Quality Kings ETF, Astoria US Quality Growth Kings ETF and EA Astoria Dynamic Core US Fixed Income ETF, each a series of EA Series Trust. Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 26, 2025